Compañía Cervecerías Unidas S.A.

Exhibit 2: Segment Information - First Quarter 2004

	Beer - Chile		Beer - Argentina		Soft Drinks & Min Water		Wine		Others
	2004	2003	2004	2003	2004	2003	2004	2003	2004	2003
OPERATING RESULTS
(all figures in Ch$ millions)
Revenues
Core products	47,225	42,181	12,114	8,270	31,839	30,409	15,314	16,957	2,587	771
Other products (*)	493	694	426	503	142	120	156	107	3,522	3,986
Total	47,718	42,875	12,540	8,773	31,981	30,529	15,470	17,064	6,110	4,757
% change	11.3%		42.9%		4.8%		-9.3%		28.4%

Cost of sales	(16,116)	(17,108)	(6,250)	(5,490)	(13,915)	(14,666)	(10,675)	(10,935)	(4,603)	(3,374)
% of sales	33.8%	39.9%	49.8%	62.6%	43.5%	48.0%	69.0%	64.1%	75.3%	70.9%

SG&A	(15,115)	(13,602)	(5,223)	(4,280)	(12,952)	(12,723)	(4,445)	(4,824)	(1,311)	(1,652)
% of sales	31.7%	31.7%	41.6%	48.8%	40.5%	41.7%	28.7%	28.3%	21.5%	34.7%

Operating profit	16,487	12,165	1,068	(997)	5,114	3,140	351	1,306	195	(269)
% change	35.5%		N/M		62.9%		-73.1%		N/M
% of sales	34.6%	28.4%	8.5%	-11.4%	16.0%	10.3%	2.3%	7.7%	3.2%	-5.7%

Depreciation	4,465	4,812	1,539	2,201	2,639	2,619	614	570	329	290
Amortization	207	178	101	133	34	38	95	67	2	6
EBITDA	21,158	17,155	2,708	1,337	7,787	5,797	1,059	1,942	526	26
% change	23.3%		102.6%		34.3%		-45.4%		1897.4%
% of sales	44.3%	40.0%	21.6%	15.2%	24.3%	19.0%	6.8%	11.4%	8.6%	0.6%
* The "Other products" line corresponds to intercompany sales in the "Other" segment.

	Beer - Chile		Beer - Argentina*		Soft Drinks & Min Water		Wine
	2004	2003	2004	2003	2004	2003	2004	2003
VOLUMES & PRICING
					Total**		Total
Volume (HLs)	1,129,748	1,127,992	618,395	532,808	1,202,077	1,141,563	198,888	221,492
% change	0.2%		16.1%		5.3%		-10.2%

					Soft Drinks		Chile - Domestic
					868,907	831,793	102,340	99,188
					4.5%		3.2%
					Nectars		Chile - Bottled Exports
					83,017	70,859	80,039	70,388
					17.2%		13.7%
					Mineral Water		Chile Bulk Exports
					250,154	238,911	22,457	40,962
					4.7%		-45.2%

							Argentina
							16,509	51,915
							-68.2%
* Volumes include exports of 13.007 HL (10.062 HL to Chile) and 14.835 HL (11.357 HL to Chile) in Q1'04 and Q1'03 respectively.
** In unit cases, sales from the soft drinks and mineral water segment totaled 21 million and 20 million in Q1'04 & Q1'03 respectively.

					Total		Total
Price (Ch$ / HL)	41,801	37,395	19,590	15,522	26,487	26,638	77,000	76,556
% change (real)	11.8%		26.2%		-0.6%		0.6%

					Soft Drinks		Chile Domestic
					26,371	26,977	48,414	45,376
					-2.2%		6.7%
					Nectars		Chile Bottled Exports
					41,704	38,322	112,081	131,097
					8.8%		-14.5%
					Mineral Water		Chile Bulk Exports
					21,825	21,974	31,693	34,466
					-0.7%		-8.0%

							Argentina
							82,032	34,422
							138.3%